UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_________________

FORM 8-K

_________________

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 17, 2023

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BioCryst Pharmaceuticals, Inc.

(Exact name of registrant as specified in its charter)

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Delaware	000-23186	62-1413174
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4505 Emperor Blvd., Suite 200

Durham, North Carolina 27703

(Address of Principal Executive Offices) (Zip Code)

(919) 859-1302

(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)

_______________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	BCRX	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

Credit Agreement

On April 17, 2023, BioCryst Pharmaceuticals, Inc. (the “Company”) entered into a $450 million Loan Agreement by and among the Company, as borrower; the guarantors from time to time party thereto; BioPharma Credit Investments V (Master) LP and BPCR Limited Partnership as the lenders thereunder; and BioPharma Credit PLC, as collateral agent for the lenders (the “Credit Agreement”).  The Credit Agreement provides for an initial term loan in the principal amount of $300 million (the “Tranche A Loan”) funded on April 17, 2023 (the “Tranche A Closing Date”).  The Company intends to utilize the proceeds from the Tranche A Loan to repay the approximate $241.8 million of outstanding indebtedness under its existing credit facility with Athyrium Opportunities III Co-Invest 1 LP, to pay transaction costs and fees, and to use the remaining net proceeds of approximately $26 million for other general corporate purposes.  The Credit Agreement also provides for three additional term loan tranches, at the Company's option, in principal amounts of $50 million each (each a “Subsequent Tranche Loan” and, collectively with the Tranche A Loan, the “Term Loans” and each, a “Term Loan”), which may be requested on or prior to September 30, 2024.  The Maturity Date of the Credit Agreement is April 17, 2028 (the “Maturity Date”), the fifth anniversary of the Tranche A Closing Date.

The Credit Agreement provides for quarterly interest-only payments until the Maturity Date, with the unpaid principal amount of the outstanding Term Loans due and payable on the Maturity Date.  During the first 18 months following the Tranche A Closing Date, the Company has the option to make a portion of the applicable interest payment on the Tranche A Loan in kind (a “PIK Interest Payment”) by capitalizing as principal up to 50% of the amount of interest accrued during the applicable interest period on the Tranche A Loan. The Term Loans will bear interest at a rate equal to the three-month SOFR rate, which shall be no less than 1.75% (“SOFR”), plus 7.00%, per annum or, for each interest period in which a PIK Interest Payment is made, with respect to the Tranche A Loan, SOFR plus 7.25%, per annum.

The Company is required to make a mandatory prepayment of the Term Loans (i) upon the occurrence of a change of control, and (ii) prior to any repayment of any convertible debt that the Company may issue in the future, subject to certain exceptions.  The Company may make voluntary prepayments in whole or in part. Prepayments are subject to a prepayment premium equal to (i) with respect to any prepayment made prior to the second anniversary of the applicable Term Loan borrowing date, the sum of (1) 3.00% of the principal amount of the Term Loan being prepaid plus (2) the aggregate amount of all interest that would have accrued on the principal amount of the Term Loan being prepaid from the date of prepayment through and including the second anniversary of the date of the borrowing of such Term Loan; (ii) with respect to any prepayment made on or after the second anniversary and prior to the third anniversary of the applicable Term Loan borrowing date, 3.00% of the principal amount of the Term Loan being prepaid; (iii) with respect to any prepayment made on or after the third anniversary and prior to the fourth anniversary of the applicable Term Loan, 2.00% of the principal amount of the Term Loan being prepaid; and (iv) with respect to any prepayment made on or after the fourth anniversary of the applicable Term Loan borrowing date and before the Maturity Date, 1.00% of the principal amount of the Term Loan being prepaid. In addition, upon the drawing of any Subsequent Tranche Loan, certain funding fees are required to be paid.

The Credit Agreement also contains representations and warranties and affirmative and negative covenants customary for financings of this type, as well as customary events of default.  Certain of the customary negative covenants limit the ability of the Company and certain of its subsidiaries to, among other things, dispose of assets, engage in mergers, acquisitions, and similar transactions, incur additional indebtedness, grant liens, make investments, pay dividends or make distributions or certain other restricted payments in respect of equity, prepay other indebtedness, enter into restrictive agreements, undertake fundamental changes or amend certain material contracts, among other customary covenants, in each case subject to certain exceptions.

A failure to comply with the covenants in the Credit Agreement, or an occurrence of any other event of default, could permit the lenders under the Credit Agreement to declare the borrowings thereunder, together with accrued interest and fees, and any applicable prepayment premium, to be immediately due and payable.

The Company's obligations under the Credit Agreement are secured by a security interest in, subject to certain exceptions, substantially all of the Company's assets.

The foregoing description of the material terms of the Credit Agreement does not purport to be complete and is subject to, and is qualified in its entirety by reference to, the full text of the Credit Agreement, which will be filed as an exhibit to the Company's Quarterly Report on Form 10-Q for the quarterly period ending June 30, 2023.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 7.01. Regulation FD Disclosure.

On April 18, 2023, the Company issued a press release announcing the Credit Agreement. A copy of the press release is furnished as Exhibit 99.1 hereto and is incorporated herein by reference.

The information in this Item 7.01, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any filing made by the Company under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements, including statements regarding the Company’s anticipated use of proceeds from the Credit Agreement and other future results. These statements involve known and unknown risks, uncertainties and other factors which may cause actual use of proceeds, results, performance or achievements to be materially different from those expressed or implied by the forward-looking statements. These statements reflect our current views with respect to future events and are based on assumptions and are subject to risks and uncertainties. Given these uncertainties, you should not place undue reliance on these forward-looking statements. Some of the factors that could affect the forward-looking statements contained herein include: the Credit Agreement contains certain restrictive covenants, which could limit the Company’s flexibility in operating its business; the Company’s ability to successfully implement its commercialization plans for, and to commercialize, ORLADEYO, which could take longer or be more expensive than planned; the FDA or other applicable regulatory agency may require additional studies beyond the studies planned for products and product candidates, may not provide regulatory clearances which may result in delay of planned clinical trials, may impose certain restrictions, warnings, or other requirements on products and product candidates, may impose a clinical hold with respect to product candidates, or may withhold, delay or withdraw market approval for products and product candidates; the Company’s ability to successfully manage its growth and compete effectively; risks related to the international expansion of the Company’s business; and actual financial results may not be consistent with expectations, including that revenue, operating expenses and cash usage may not be within management's expected ranges. Please refer to the documents the Company files periodically with the Securities and Exchange Commission, specifically the Company’s most recent Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K, which identify important factors that could cause actual results to differ materially from those contained in the Company’s forward-looking statements.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Press release dated April 18, 2023 entitled "BioCryst Refinances Existing Debt with $450 Million Financing Commitment from Pharmakon"
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BioCryst Pharmaceuticals, Inc.

Date: April 18, 2023	By:	/s/ Alane Barnes
Alane Barnes
Chief Legal Officer